Exhibit T3A.54

ARTICLES OF INCORPORATION

OF

UNO of Manassas, Inc.

The undersigned, pursuant in Chapter 9 or Title 13.1 of the Code of Virginia, state(s) as follows:

1.           The name of the corporation is:

UNO of Manassas, Inc.______________________________________________

2.           The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)
100	Common
__________________________________	___________________________________

3.           A. The corporation ‘s initial registered office address which is he business address of the initial registered agent is:

5511 Staples Mill Road, Richmond                                                              VA  23288
  (number/street)                         (city/town)                                                       (ZIP code)

B. The registered office is physically located in the [ ] City of [X] County of
Henrice

4.           A. The name of the corporation’s initial registered agent is
Edward R. Parker

B. The initial registered Agent is (mark appropriate box)

(1)	An individual who is a resident of Virginia and

[ ]	an initial director of the Corporation

[X]	a member of the Virginia State Bar

OR

(2)	[ ]	a professional corporation limited liability company of attorneys registered under Section 54.1-3902. Code of Virginia

5.	The NAMES and ADDRESSES of the initial Directors are:

Aaron D. Spencer, 100 Charles Park Road, West Roxbury, MA 02132-1985

Craig S. Miller, 100 Charles Park Road, West Roxbury, MA 02132-1985

Paul W. McPhail, 100 Charles Park Road, West Roxbury, MA 02132-1985

6.           INCORPORATORS:

/s/ Carol O’Leary	Carol O’Leary
/s/ Bethany Norris	Bethany Norris
/s/ Olga Garcia Rey	Olga Garcia Rey
Signature(s)	Printed names (s)

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

March 24, 2000

The State Corporation Commission has found the accompanying -articles submitted on behalf of

UNO of Manassas, Inc.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective March 24, 2000.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

/s/ [ILLEGIBLE]
Commissioner